CONFORMED COPY
Exhibit 10.34
SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT
     This SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT, dated as of June 3, 2004 (this “Agreement”), is made by and among CENDANT RENTAL CAR FUNDING (AESOP) LLC (formerly known as AESOP Funding II L.L.C.), a Delaware limited liability company (“CRCF”), AESOP LEASING L.P., a Delaware limited partnership (“AESOP Leasing”), AESOP LEASING CORP. II, a Delaware corporation (“AESOP Leasing II”), AVIS RENT A CAR SYSTEM, INC., a Delaware corporation (“ARAC”), BUDGET RENT A CAR SYSTEM, INC., a Delaware corporation (“BRAC”), CENDANT CAR RENTAL GROUP, INC., a Delaware corporation, as administrator (“CCRG” or the “Administrator”), and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Trustee (the “Trustee”) under the Base Indenture (as defined herein).
     WHEREAS, CRCF, AESOP Leasing, AESOP Leasing II, the Trustee and ARAC, were parties to an Amended and Restated Administration Agreement, dated as of September 15, 1998 (the “Prior Administration Agreement”), pursuant to which ARAC, as administrator, agreed to perform certain of the respective duties of CRCF, AESOP Leasing, and AESOP Leasing II under the Related Documents and to provide such additional services consistent with the terms of the Prior Administration Agreement and the Related Documents as CRCF, AESOP Leasing and AESOP Leasing II might from time to time request; and
     WHEREAS, pursuant to the Assignment and Assumption Agreement, dated as of June 3, 2004, among ARAC, Avis Group Holdings, Inc. and CCRG, ARAC assigned its rights and obligations as administrator under the Prior Administration Agreement to CCRG and CCRG assumed ARAC’s rights and obligations thereunder;
     WHEREAS, the parties hereto desire to amend and restate the Prior Administration Agreement in its entirety as herein set forth; and
     WHEREAS, each of the requirements set forth in Section 16 of the Prior Administration Agreement necessary to amend the terms thereof have been fulfilled;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Definitions and Usage. Unless otherwise specified herein, capitalized terms used herein (including the preamble and recitals hereto) shall have the meaning assigned to such terms in the Definitions List attached as Schedule I to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as it may be amended, modified or supplemented from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”), between CRCF, as Issuer, and the Trustee, or in the Master Exchange Agreement.

     2. Duties of the Administrator. (a) Certain Duties with Respect to the Indenture. (i) The Administrator agrees to perform the following duties on behalf of CRCF under the Base Indenture:
     (A) the preparation and delivery to the Trustee of written instructions with respect to the investment of funds on deposit in the Termination Services Reserve Account and the liquidation of such investments as required or permitted pursuant to Sections 3.7(b) and (c) of the Base Indenture and with respect to the investment of funds on deposit in any other accounts specified in a Supplement and the liquidation of such investments as required or permitted pursuant to the provisions of such Supplement;
     (B) the preparation and delivery to the Trustee of the Daily Report required to be prepared pursuant to Section 4.1(a) of the Base Indenture;
     (C) the preparation and delivery to the Trustee, the Paying Agent, the Administrative Agent, the Rating Agencies and any Enhancement Provider of the Monthly Certificate required to be delivered pursuant to Section 4.1(b) of the Base Indenture;
     (D) the preparation and delivery, to the Trustee of the Monthly Noteholders’ Statement with respect to each Series of Notes required to be delivered pursuant to Section 4.1(c) of the Base Indenture;
     (E) the preparation and delivery to the Trustee and the Paying Agent of written instructions to make withdrawals from and payments to the Collection Account, the Termination Services Reserve Account and any other accounts specified in a Supplement and to make drawings under any Enhancement pursuant to Section 4.1(d) of the Base Indenture and the provisions of any Supplement;
     (F) the preparation and delivery to the Trustee of written instructions to establish and maintain appropriate administrative sub-accounts in accordance with Section 5.1(b) of the Base Indenture;
     (G) the preparation and delivery to the Trustee of written instructions with respect to the investment of funds on deposit in the Collection Account and the liquidation of such investments as required or permitted pursuant to Sections 5.1(c) and (d) of the Base Indenture;
     (H) the preparation and delivery to the Trustee and the Paying Agent of the Annual Noteholders’ Tax Statement required to be delivered pursuant to Section 6.4(b) of the Base Indenture;
     (I) the delivery to the Trustee and each Rating Agency, in accordance with Section 8.3(a) of the Base Indenture, of a copy of the financial information and other materials delivered by each Borrower to CRCF pursuant to Section 9.5(i) of the related Loan Agreement;

     (J) the delivery to the Trustee and each Rating Agency, in accordance with Section 8.3(b) of the Base Indenture, of a copy of the additional information regarding the financial position, results of operations or business delivered by each Borrower to CRCF pursuant to Section 9.5(iv) and (v) of the related Loan Agreement;
     (K) the preparation and delivery to the Trustee and each Rating Agency of the notice of any prospective change in any Manufacturer Program or the introduction of any new Manufacturer Program by an existing Manufacturer and of the terms thereof, required to be delivered pursuant to Section 8.3(e) of the Base Indenture;
     (L) the delivery to each Rating Agency, at least annually, of a copy of each Manufacturer Program required to be delivered pursuant to Section 8.3(e) of the Base Indenture; and
     (M) the delivery to any Noteholder and any prospective purchasers of Notes the information required by Rule 144A(d)(4) of the Securities Act pursuant to Section 8.27 of the Base Indenture.
     (b) Administrator to Act as Custodian of Certificates of Title. (i) To assure uniform quality in servicing of the Collateral and to reduce administrative costs, the Administrator hereby accepts the duty to act as the agent of the Trustee as custodian of the Certificates of Title. The Trustee may revoke such agency at any time, and upon such revocation the Administrator shall promptly deliver all Certificates of Title to the Trustee.
          (ii) The Administrator may delegate any of the duties required to be performed by it under this Section 2(b), including, without limitation, the duty to hold the Certificates of Title, to (x) SGS Automotive Services, Inc. (formerly known as and successor in interest to International Transportation Services, Inc.), as agent for the Administrator, or (y) any other titling service, acting as agent for the Administrator, that is approved in writing by the Required Noteholders of each Outstanding Series of Notes.
          (iii) Following the Initial Closing Date, the administrator under the Prior Administration Agreement delivered to the Trustee and each Enhancement Provider a copy of its written procedures and standards for handling and monitoring vehicle titles, including procedures upon the acquisition and disposition of vehicles. The Administrator shall comply with such procedures and standards in performing its duties hereunder as custodian of the Certificates of Title. The Administrator, in its capacity as custodian and pursuant to clause (ii) above, shall hold the Certificates of Title on behalf of the Trustee for the use and benefit of all present and future Secured Parties with an interest therein, and maintain such accurate and complete records (either original execution documents or copies of such originally executed documents shall be sufficient for such purposes), and computer systems pertaining to each Certificate of Title as shall enable the Trustee to comply with this Agreement and the other Related Documents. The Administrator shall, subject to clause (ii) above, promptly report to the Trustee any material failure on its part to hold the Certificates of Title and maintain its records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Certificates of

Title. The Trustee shall not be liable for the acts of the Administrator or any agent of the Administrator.
          (iv) The Administrator has notified the Trustee and each Enhancement Provider of the initial location of the Certificates of Title and the related records and computer systems maintained by the Administrator and shall notify the Trustee and each Enhancement Provider prior to any change in location of the Certificates of Title and such related records and computer systems.
          (v) Upon instruction from the Trustee, the Administrator shall release any Certificate of Title to the Trustee, at such place or places as the Trustee may reasonably designate as soon as reasonably practicable; provided, however, that upon the occurrence of an Amortization Event or a Liquidation Event of Default and at the request of the Trustee, the Administrator shall promptly deliver all Certificates of Title to the Trustee. In connection with any such instruction of the Trustee, the Administrator may, in lieu of delivering any original Certificates of Title, deliver copies thereof stored on microfiche, computer disk or on such other image storage or electronic media as the Administrator shall maintain in accordance with its customary practices and which is in a format acceptable to the Trustee; provided, however, that the Administrator shall deliver to the Trustee the original Certificates of Title if the Trustee so instructs the Administrator. The Administrator shall not be responsible for any loss occasioned by the failure of the Trustee, its agent or its designee to return any Certificate of Title or any delay in doing so. All instructions from the Trustee shall be in writing and signed by a Trust Officer, and the Administrator shall be deemed to have received proper instructions with respect to the Certificates of Title upon its receipt of such written instruction. A certified copy of a by-law or of a resolution of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Administrator of written notice to the contrary given by the Trustee.
          (vi) The Trustee hereby grants to the Administrator a power of attorney, with full power of substitution to take any and all actions, solely for the following limited purposes, in the name of the Trustee, (x) to note the Trustee as the holder of a first Lien on the Certificates of Title and/or otherwise ensure that the first Lien shown on any and all Certificates of Title is in the name of the Trustee (except with respect to the Certificates of Title for (A) any Franchisee Vehicles (which will reflect the lien of the nominee lienholder under the applicable Franchisee Nominee Agreement) and (B) Vehicles titled in the States of Oklahoma, Nebraska and Ohio) and (y) to release the Trustee’s Lien on any Certificate of Title in connection with the sale or disposition of the related Vehicle permitted pursuant to the provisions of the Related Documents. Nothing in this Agreement shall be construed as authorization from the Trustee to the Administrator to release any Lien on the Certificates of Title except upon compliance with the Related Documents. The Trustee shall have the right to terminate such power of attorney (including the related power granted pursuant to the following sentence) at any time by giving written notice to such effect to the Administrator. To further evidence such power of attorney, the Trustee agrees that, on the date hereof and upon request of the Administrator from time to time, it will execute a separate power of attorney substantially in the form of Exhibit A hereto.

     (c) Certain Duties with Respect to the Loan Agreements. The Administrator agrees to perform the following duties on behalf of CRCF or the respective Borrower, as the case may be, under each Loan Agreement:
     (A) pursuant to Section 3.3 of such Loan Agreement, maintain the records on behalf of the Lender relating to the dates and principal amount of each Loan made thereunder, each repayment thereof and any other information required to be maintained in connection with such Loan;
     (B) pursuant to Section 4.4 of such Loan Agreement, the calculation of the Lender’s Carrying Cost Interest Rate, Supplemental Carrying Charges and Supplemental Interest and delivery of written notice thereof to the Borrower under such Loan Agreement;
     (C) pursuant to Section 6.4 of such Loan Agreement, the delivery to the Trustee and the applicable Enhancement Provider of notification of the amount of the Lease Payment Deficit, if any, with respect to each Series of Notes issued pursuant to the Indenture;
     (D) pursuant to Section 9.5(i) of such Loan Agreement, the delivery to CRCF and the Trustee of all reports required to be delivered pursuant to Section 31.5 of the Related Lease;
     (E) pursuant to Sections 9.5(ii) and (iii) of such Loan Agreement, the preparation and delivery to CRCF, the Trustee, each Rating Agency and each Enhancement Provider, as applicable, of notice of any Potential Amortization Event, Amortization Event, Manufacturer Event of Default or termination or replacement of a Manufacturer Program;
     (F) pursuant to Section 9.5(v) of such Loan Agreement, the preparation and delivery from time to time to CRCF, the Trustee and the Rating Agencies, such other information, documents, or reports respecting the Collateral under the such Loan Agreement or the condition or operations, financial or otherwise, of the related Borrower as CRCF or the Trustee may from time to time reasonably request; and
     (G) to assist such Borrower in the sale, return or other disposition of any Vehicle returned to such Borrower by the Lessee for any reason; provided, however, that any such Vehicle may be sold, returned or otherwise disposed of only in a manner consistent with the provisions of the Related Documents.
     (d) Certain Duties with Respect to the Leases. The Administrator agrees to perform its duties under each Lease, including but not limited to the following:
     (A) to request the Trustee to cause its Lien to be removed from the Certificate of Title for each Vehicle upon the sale, return or other disposition of such Vehicle in accordance with the Related Documents;

     (B) pursuant to Section 4.2 of the AESOP I Operating Lease and of the Finance Lease, to calculate, or to verify any calculation by the Intermediary of the amount of fees, expenses, indemnities and other amounts payable to the Intermediary, pursuant to the Master Exchange Agreement, and to bill the applicable Lessee for Special Service Charges, accordingly.
     (C) pursuant to Section 7 of each Lease, to promptly and duly execute, deliver, file and record all documents, statements, filings and registrations, and take such further actions as may be requested to establish, perfect and maintain the related Lessor’s title to and interest in, and the Trustee’s perfected first Lien on, the Vehicles leased under such Lease and the Certificates of Title therefor;
     (D) pursuant to Section 13.l(b)(ii) of each of the AESOP I Operating Lease and the Finance Lease, to determine the equivalent of any Excess Damage Charges and Excess Mileage Charges applicable to certain Non-Program Vehicles leased under such Lease at the time of their sale, return or other disposition in accordance with the Related Documents;
     (E) pursuant to Section 31.9 of each Lease, to indicate on its computer records that the Trustee is the holder of a Lien on each Vehicle leased under such Lease; and
     (F) to indicate on its computer records at all times, the Sublease, if any, under which each Vehicle is subleased to a Permitted Sublessee.
     (e) Certain Duties with Respect to the Master Exchange Agreement and the Escrow Agreement. The Administrator agrees to provide the following services and perform the following duties on behalf of each of AESOP Leasing, ARAC and BRAC under and in connection with the Master Exchange Agreement and the Escrow Agreement:
     (A) preparing for execution by each of AESOP Leasing, ARAC and BRAC any notices to be given to the Intermediary (and other Persons, as specified) pursuant to the Master Exchange Agreement, in connection with the designation and transfer of Vehicles to become Relinquished Property thereunder and the designation and acquisition of Replacement Property thereunder;
     (B) preparing the reports on behalf of AESOP Leasing, ARAC or BRAC, as applicable, with respect to new Relinquished Property Agreements, required pursuant to Section 2.5(b) of the Master Exchange Agreement;
     (C) matching Replacement Property on behalf of each of AESOP Leasing, ARAC and BRAC with Relinquished Property as required by Section 2.9 of the Master Exchange Agreement;
     (D) identifying Replacement Property on behalf of each of AESOP Leasing, ARAC and BRAC and preparing reports relating to such identification as required by Sections 3.1 and 3.2 of the Master Exchange Agreement;

     (E) preparing reports on behalf of each of AESOP Leasing, ARAC and BRAC pursuant to Sections 2.5(b) and 4.2(a) of the Master Exchange Agreement;
     (F) identifying the funds deposited into the Joint Collection Accounts and providing proper wiring instructions with respect to such funds as required by Section 4.2(b) of the Master Exchange Agreement;
     (G) providing the QI and the Trustee with a certification pursuant to Section 4.2(c) of the Master Exchange Agreement, and providing a direction to the Trustee to certify, as to any amounts remaining due or owing under the AESOP I Operating Lease Loan Agreement or the AESOP I Finance Lease Loan Agreement in the event the QI disapproves of any transfer to the Collection Account that was to be used to repay Loans Outstanding under the AESOP I Operating Lease Loan Agreement or the AESOP I Finance Lease Loan Agreement;
     (H) preparing the reports and wiring instructions required by Section 4.3(a) of the Master Exchange Agreement relating to the Joint Disbursement Account and the purchase of Replacement Property;
     (I) initiating the wire transfers required by Section 4.3(b) of the Master Exchange Agreement;
     (J) ensuring that each of AESOP Leasing, ARAC and BRAC has wired sufficient funds to the Joint Disbursement Account for the purchase of Replacement Property pursuant to Section 4.3(e) of the Master Exchange Agreement;
     (K) preparing tax forms and notices on behalf of each of AESOP Leasing, ARAC and BRAC with respect to treating each transaction which is the subject of the Master Exchange Agreement as a transaction subject to Section 301.6112-1 of the Treasury Regulations and maintaining the investor lists and other records on behalf of each of AESOP Leasing, ARAC and BRAC required by Section 8.18 of the Master Exchange Agreement;
     (L) preparing for execution by each of AESOP Leasing, ARAC and BRAC any notices and instructions to be given pursuant to the Escrow Agreement, perform any calculations and prepare all reports required to be given pursuant to the Escrow Agreement and take any other action required by each of AESOP Leasing, ARAC and BRAC to be taken to perform its obligations under the Escrow Agreement; and
     (M) the preparation and delivery of any other notice or document necessary or appropriate in order to exercise the rights or carry out the duties of each of AESOP Leasing, ARAC and BRAC pursuant to the Master Exchange Agreement and the Escrow Agreement.
     3. Termination Services Reserve Account. On the Initial Closing Date the Administrator established and has maintained, and shall continue to maintain, the Termination Services Reserve Account in the name of the Trustee for the benefit of the Secured Parties. On the Initial Closing Date, the Administrator deposited $2,000,000 into the Termination Services

Reserve Account. The Termination Services Reserve Account shall be administered in accordance with Section 3.7 of the Base Indenture, which Section 3.7 is hereby incorporated by reference in its entirety. The Administrator hereby pledges, assigns and conveys all of its right, title and interest in, to and under the Termination Services Reserve Account and all securities or other property credited thereto from time to time to (i) CRCF, to secure the Administrator’s obligations under this Agreement and the Termination Services Agreement and (ii) the Trustee, to secure the obligations of CRCF under the Indenture. The Administrator shall reimburse any withdrawal by the Trustee in respect of a Termination Services Draw Amount from the Termination Services Account within two (2) Business Days thereof by deposit to the Termination Services Reserve Account of an amount equal to such Termination Services Reserve Draw Amount plus interest thereon at the applicable Lender’s Carrying Cost Interest Rate from and including the date of such withdrawal to but excluding the date of such deposit.
     4. Additional Duties; Additional Information.
     (a) Subject to Section 10 of this Agreement, and in accordance with the directions of any party hereto, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral and the Related Documents as are not covered by any of the foregoing provisions and as are expressly requested by such party and are reasonably within the capability of the Administrator. The Administrator shall furnish to any party hereto from time to time such additional information regarding the Collateral as such party shall reasonably request.
     (b) If any Manufacturer exercises any right of set-off pursuant to its Manufacturer Program with respect to a Vehicle previously leased under a Lease (the “First Lease”) and returned to such Manufacturer under such Manufacturer Program against an amount payable by such Manufacturer with respect to a Vehicle previously leased under another Lease (the “Affected Lease”) and returned to such Manufacturer (the “Repurchase Price Adjustment”) under such Manufacturer Program, on the Payment Date following the Related Month during which such right was exercised, the Administrative Agent shall increase the amount allocated to the repayment of the Loan Principal Amount under the Loan Agreement related to the Affected Lease by an amount equal to the Repurchase Price Adjustment and reduce the amount allocated to the repayment of the Loan Principal Amount under the Loan Agreement related to the First Lease by an amount equal to the Repurchase Price Adjustment.
     (c) The Administrator agrees to enforce the terms of the Manufacturer Programs against each Manufacturer, including the terms relating to payment of all amounts payable by a Manufacturer under its Manufacturer Programs (including but not limited to the payment of Relinquished Property Proceeds to the Intermediary under and as defined in the Master Exchange Agreement).
     5. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by any party hereto at any time during normal business hours.
     6. Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement and, as reimbursement for its expenses related thereto, the

Administrator shall be entitled to the Monthly Administration Fee, payable by AESOP Leasing, ARAC, BRAC, AESOP Leasing II and CRCF severally, and not jointly, on each Distribution Date in the respective amounts specified in the definition of such term. The Administrator shall also be entitled to (i) any interest earned on the amounts deposited in the Termination Services Reserve Account during each Interest Period and (ii) the reasonable costs and expenses of the Administrator incurred by it as a result of arranging for the sale of any Vehicle returned by the Lessee to the applicable Lessor and sold to third parties, provided, however, that such costs and expenses shall be payable to the Administrator by such Lessor only to the extent of any excess of the sale price received by such Lessor for any such Vehicle over the Termination Value thereof (the sum of the amounts in clauses (i) and (ii) above, the “Supplemental Administration Fee”).
     7. Use of Subcontractors. The Administrator may contract with other Persons to assist it in performing its duties under this Agreement, and any performance of such duties by a Person identified to the Trustee in an Officer’s Certificate of the Administrator shall be deemed to be action taken by the Administrator. Any such contract shall not relieve the Administrator of its liability and responsibility with respect to the duties to which such contract relates. Initially, the Administrator has contracted with WizCom International, Ltd. to assist the Administrator in performing its duties under this Agreement.
     8. Transactions with Affiliates. In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from CRCF and the Trustee and shall be, in the Administrator’s opinion, no less favorable to the parties hereto than would be available from unaffiliated parties.
     9. Indemnification. The Administrator shall indemnify and hold harmless CRCF, the Trustee, the Intermediary, AESOP Leasing, ARAC, BRAC, AESOP Leasing II and their respective directors, officers, agents and employees (collectively, the “Indemnified Parties”) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Administrator pursuant to this Agreement, including but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however that the Administrator shall not indemnify any Indemnified Party if such acts, omissions or alleged acts or omissions constitute bad faith, negligence or willful misconduct by such Indemnified Party. The indemnity provided herein shall survive the termination of this Agreement and the removal of the Administrator.
     10. Independence of the Administrator. Unless otherwise provided in the Related Documents, the Administrator shall be an independent contractor and shall not be subject to the supervision of CRCF, AESOP Leasing, ARAC, BRAC, AESOP Leasing II, the Trustee, the Intermediary or any other Person with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trustee, the Administrator shall have no authority to act for or represent the Trustee in any way and shall not otherwise be deemed an agent of the Trustee.

     11. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and any of CRCF, AESOP Leasing, ARAC, BRAC, AESOP Leasing II and the Trustee (or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
     12. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the parties hereto.
     13. Term of Agreement; No Resignation; Removal.
     (a) This Agreement shall continue in force until the termination of the Indenture, each Loan Agreement, each Lease and the Master Exchange Agreement in accordance with their respective terms and the payment in full of all obligations owing thereunder, upon which event this Agreement shall automatically terminate. In the event that the Indenture terminates and all obligations owing thereunder have been paid in full, CRCF shall have all rights of the Trustee under this Agreement.
     (b) The Administrator shall not resign from the obligations and duties imposed hereunder.
     (c) Subject to Sections 13(d) and 13(e), the Trustee may, and at the written direction of the Requisite Investors shall, remove the Administrator upon written notice of termination from the Trustee to the Administrator if any of the following events (each, an “Administrator Default”) shall occur:
     (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days of the earlier of receiving notice of or learning of such default (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Trustee); or
     (ii) an Event of Bankruptcy occurs with respect to the Administrator.
     The Administrator agrees that if any event specified in clause (ii) above shall occur, it shall give written notice thereof to each other party hereto and to the Intermediary within seven (7) days after the happening of such event.
     (d) No removal of the Administrator pursuant to this Section 13 shall be effective until (i) a successor Administrator acceptable to each Enhancement Provider shall have been appointed by the Issuer and the Trustee and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. The Issuer shall provide written notice of any such removal to the Trustee and each Enhancement Provider with a copy to the Rating Agencies.

     (e) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Consent Condition with respect to the proposed appointment.
     14. Action upon Termination or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 13(a) or the removal of the Administrator pursuant to Section 13(c), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination or removal. The Administrator shall forthwith upon such termination pursuant to Section 13(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 13(c), the Administrator shall cooperate with the Issuer and the Trustee and take all reasonable steps requested to assist the Issuer and the Trustee in making an orderly transfer of the duties of the Administrator, including, without limitation, delivering to a successor Administrator all property and documents of or relating to the Collateral then in the custody of the retiring Administrator.
     15. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed of follows:
(a)	if to CRCF, to:
Cendant Rental Car Funding (AESOP) LLC
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005
Attention: Benjamin B. Abedine
Telephone: (212) 346-9000
Fax: (212) 346-9012
(b)	if to AESOP Leasing, to:
AESOP Leasing L.P.
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005
Attention: Benjamin B. Abedine
Telephone: (212) 346-9000
Fax: (212) 346-9012
(c)	if to ARAC
Avis Rent A Car System, Inc.
6 Sylvan Way
Parsippany, New Jersey 07054

Attention: Treasurer
Telephone: (973) 496-5000
Fax: (973) 494-5852
(d)	if to BRAC
Budget Rent A Car System, Inc.
6 Sylvan Way
Parsippany, New Jersey 07054
Attention: Treasurer
Telephone: (973) 496-5000
Fax: (973) 494-5852
(e)	if to AESOP Leasing II, to:
AESOP Leasing Corp. II
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005
Attention: Benjamin B. Abedine
Telephone: (212) 346-9000
Fax: (212) 346-9012
(f)	if to the Administrator, to:
Cendant Rental Car Group, Inc.
6 Sylvan Way
Parsippany, New Jersey 07054
Attention: Treasurer
Telephone: (973) 496-5000
Fax: (973) 494-5852
(g)	If to the Trustee, to:
The Bank of New York
c/o BNY Midwest Trust Company
2 North LaSalle Street, 10th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration
Telephone: (312) 827-8569
Fax: (312) 869-8562

(h)	If to the Intermediary to:
AESOP Exchange Corporation
c/o J.P. Morgan Property Exchange Inc.
2036 Washington Street
Hanover, MA 02339
Attention: President
Telephone: (781) 616-0318
Fax: (781) 982-9558
or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, delivered by overnight courier or hand-delivered to the address of such party as provided above.
     16. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by CRCF, AESOP Leasing, AESOP Leasing II and the Administrator, with the written consent of the Trustee, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that (i) such amendment will not, as set forth in an Opinion of Counsel satisfactory to the Trustee, materially and adversely affect the interest of any Noteholder and (ii) the Rating Agency Consent Condition has been satisfied with respect to such amendment. This Agreement may also be amended by CRCF, AESOP Leasing, AESOP Leasing II, the Administrator and the Trustee with the written consent of the Noteholders of Notes evidencing not less than a majority of the Notes Outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment, without the consent of the Noteholders of all the Notes Outstanding and provided further that the Rating Agency Consent Condition has been satisfied with respect to such amendment. The Trustee shall have no obligation to execute any amendment hereto which affects its rights, duties and obligations.
     17. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is (i) previously consented to in writing by CRCF, AESOP Leasing, AESOP Leasing II and the Trustee and (ii) subject to (x) the satisfaction of the Rating Agency Consent Condition in respect thereof and (y) so long as the Master Exchange Agreement is in effect, the prior written consent of the Intermediary. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of CRCF, AESOP Leasing, AESOP Leasing II, the Trustee or the Intermediary to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that (i) such successor organization executes and delivers to CRCF, AESOP Leasing, AESOP Leasing II, the Trustee and the Intermediary, an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder and (ii) the Rating Agency Consent Condition has been satisfied with respect to such assignment. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto. Each of the parties hereto acknowledges that (i) AESOP Leasing has pledged all of its rights under this Agreement to CRCF pursuant to each of the AESOP I Loan Agreements, (ii) AESOP Leasing II has pledged all of its rights under this Agreement to CRCF pursuant to the AESOP II Loan Agreement and (iii) CRCF has pledged all of its rights under this Agreement to the Trustee on behalf of the Secured Parties pursuant to the Indenture.
     18. Governing Law. This agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     19. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
     20. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.
     21. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.

CONFORMED COPY
          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CENDANT RENTAL CAR FUNDING (AESOP) LLC

By:	/s/ Orlando Figueroa

Name: Orlando Figueroa
Title: President

AESOP LEASING L.P.

By:	/s/ Lori Gebron

Name: Lori Gebron
Title: Vice President

CENDANT CAR RENTAL GROUP, INC.

By:	/s/ Lynn Finkel

Name: Lynn Finkel
Title: Vice President

AESOP LEASING CORP. II

By:	/s/ Lori Gebron

Name: Lori Gebron
Title: Vice President

AVIS RENT A CAR SYSTEM, INC.

By:	/s/ Gerard J. Kennell

Name:
Title:

BUDGET RENT A CAR SYSTEM, INC.

By:	/s/ David Blaskey

Name: David Blaskey
Title: President
Acknowledged and Consented to by:
THE BANK OF NEW YORK,
     not in its individual capacity but solely
     as Trustee

By:	/s/ Mary L. Collier

Name: Mary L. Collier
Title: Agent

CONFORMED COPY
EXHIBIT A
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that THE BANK OF NEW YORK, as trustee, does hereby make, constitute and appoint Cendant Car Rental Group, Inc. (“CCRG”), acting through any of its “District Managers”, “City Managers”, “Director — Field Administration”, “Fleet Managers”, “Turn-back Managers”, “Fleet Administration Supervisors” or “Fleet Administrators” as its true and lawful attorney-in-fact for it and in its name, place and stead, for the special and limited purpose of (1) recording liens in favor of The Bank of New York, as trustee, on the certificate of title on any motor vehicle, (2) executing such other documents as are necessary in order to record liens on such motor vehicles in favor of The Bank of New York, as trustee, (3) receiving (by mail or in person) and retaining in trust for, and on behalf of, The Bank of New York, as trustee, the certificate of title and other registration documentation relating to such motor vehicles, (4) designating c/o CCRG and CCRG’s address as the mailing address of The Bank of New York, as trustee, for all documentation relating to the title and registration of such motor vehicles, (5) applying for duplicate certificates of title indicating the lien of The Bank of New York, as trustee, where original certificates of title have been lost or destroyed and (6) upon the sale of any such motor vehicle in accordance with the terms and conditions of the Related Documents, releasing the lien of The Bank of New York on such motor vehicle by executing any documents required in connection therewith.
          The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease eight (8) years from the date of execution as set forth below.
          IN WITNESS WHEREOF, THE BANK OF NEW YORK, as Trustee, has caused this instrument to be executed on its behalf by its duly authorized officer this ___day of ___, ___.

THE BANK OF NEW YORK, as Trustee

By:

Title:
State of New York     )
County of New York  )
Subscribed and sworn before me, a notary public, in and for said county and state this ______ day of                     , ______.

Notary Public
CONFORMED COPY

A-I

CONFORMED COPY
CENDANT CAR RENTAL GROUP, INC.
SECRETARY’S CERTIFICATE
     The undersigned, [                    ], Secretary of Cendant Car Rental Group, Inc. (“CCRG”), does hereby certify that:
     1. This Certificate is delivered in connection with the execution and delivery of (i) the Master Exchange Agreement, dated as of June 3, 2004 (the “Master Exchange Agreement”), among AESOP Leasing L.P. (“AESOP Leasing”), Avis Rent A Car System Inc. (“ARAC”), Budget Rent A Car System, Inc. (“BRAC”), CCRG and AESOP Exchange Corporation, as Intermediary thereunder (the “Intermediary”) and (ii) the Second Amended and Restated Administration Agreement, dated as of June 3, 2004 (the “Administration Agreement”), among Cendant Rental Car Funding (AESOP) LLC, AESOP Leasing, AESOP Leasing Corp. II, ARAC, BRAC, CCRG, individually and as the Administrator, and The Bank of New York, as Trustee.
     2. I am the duly elected Secretary of CCRG.
     3. Set forth below are the true names, titles and genuine signatures of certain duly elected or appointed officers and employees of CCRG who are authorized to execute and deliver on behalf of CCRG any agreement, document, instrument, certificate or notice, and to give any instruction or direction, required or permitted to be given by CCRG, as Administrator, pursuant to or in connection with the Master Exchange Agreement or the Administration Agreement:

Name	Title	Signature

     IN WITNESS WHEREOF, I have executed this Certificate as Secretary of CCRG this ___day of                     ,                     .

By:
Name:
Title: Secretary